5  --  Opinion  of  Weed  &  Co.  LLP

                                 WEED & CO. LLP
     4695 MACARTHUR COURT, SUITE 1430, NEWPORT BEACH, CALIFORNIA  92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

                                 March 21, 2005

Board  of  Directors
International  Sports  and  Media  Group,  Inc.
11301  Olympic  Boulevard,  Suite  680
Los  Angeles,  CA  90064

     Re:  Form  S-8  Registration  Statement;  Opinion  of  Counsel

Dear  Members  of  the  Board:

You have requested our opinion with respect to certain matters in connection with International Sports and Media Group, Inc.'s (the "Company") filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 20,000,000 shares of the Company's common stock, $.001 par value (the "Shares"), pursuant to the 2005 Non-Qualified Stock & Stock Option Plan (the "Stock Plan").

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Stock Plan and the Registration Statement and related prospectus, will be legally issued, fully paid and non-assessable.

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

                     Very  truly  yours,


                     /s/  Weed  &  Co.  LLP
                     Weed  &  Co.  LLP